UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2011

Source Rock, Inc.

(Exact name of registrant as specified in its charter)

Lyonheart Capital, Inc.

(Former Name as specified in its charter)

Nevada	333-169032	27-1521364
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

580 Solstice Ave., Las Vegas, NV	89123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      (702) 539-3533

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .    Written communications pursuant to Rule 425 under the Securities Act

      .    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      .    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      .    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On August 19, Source Rock, Inc. (“Source Rock”) entered into an exchange agreement with JH Acquisitions Eight, Inc. (JH) to exchange 8,000,000 shares of Source Rock in exchange for Thirty one thousand five hundred (31,500) shares of  JH representing 100% of the issued and outstanding shares of JH.  At the closing of the Exchange Agreement (which is contingent upon a 80% reconfirmation vote under Rule 419), JH  will become a wholly-owned subsidiary of Source Rock and Source Rock will acquire the business and operations of JH.  The Exchange Agreement contains customary representations, warranties, and conditions.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 1, 2011 Lyonheart Capital, Inc. changed its name to “SOURCE ROCK, INC.” and increased the authorized capital to two hundred million (200,000,000) shares of Common Stock of the par value of ($.0001) each, and twenty five million (25,000,000) shares of Preferred Stock of the par value of ($.0001).

Exhibits

No.	Exhibits

2.	Exchange Agreement

3.	Amended and Restated Articles

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated

SOURCE ROCK, INC.

By: /s/ Eric Anderson

      Eric Anderson, President and

      Chief Executive Officer

EXHIBIT INDEX

Exhibits

No.	Exhibits

2.	Exchange Agreement

3.	Amended and Restated Articles

3